Exhibit 5.1
[K&L Gates LLP Letterhead]
September 1, 2009
Flow International Corporation
23500 64th Avenue South
Kent, Washington 98032
Ladies and Gentlemen:
     We have acted as counsel for Flow International Corporation, a Washington corporation (the “Company”) in connection with the public offering of an aggregate of 7,825,000 shares (the “Underwritten Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) plus up to 1,173,750 additional shares of Common Stock (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering, pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-160076) (the “Registration Statement”) under the Securities Act of 1933 (the “1933 Act”), the prospectus included in the Registration Statement at the time the Registration Statement was declared effective on July 16, 2009 and the prospectus supplement dated September 1, 2009 relating to the Registration Statement filed by the Company with the Securities and Exchange Commission on September 2, 2009 (the “Prospectus Supplement”). The Underwritten Shares and Additional Shares are collectively referred to as the “Shares.”
     You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Prospectus Supplement, the Company’s Restated Articles of Incorporation and By-laws, each as amended, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company.
     For the purposes of this opinion letter, we have made assumptions that are customary in opinions of this kind, including the assumptions of the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of those assumptions.

Flow International Corporation
September 1, 2009

     Our opinion set forth below is limited to the law of the State of Washington. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.
     Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the in the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid, and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to that certain Form 8-K, dated September 2, 2009 and to its incorporation by reference into the Registration Statement. We also consent to the reference to this firm in the Prospectus Supplement under the caption “Legal Matters”. In giving our consent we do not thereby admit we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus Supplement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission nor that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,
/s/ K&L Gates LLP